UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 North Nob Hill Road, Suite 321

Fort Lauderdale, FL 33324

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 478-2571

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sale of Equity Securities

On October 8, 2013, The Grilled Cheese Truck, Inc. (the “Company”) commenced a “best efforts” offering (the “Offering”) of up to $5,000,000 representing 4,000,000 Units for $1.25 per unit (the “Offering Amount”). Each Unit consists of: (i) one share (the “Shares”) of Company common stock, par value $0.001 per share (“Common Stock”) and (ii) a warrant (the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”). The Warrants may be exercised until October 31, 2016 at an exercise price of $2.50 per Warrant Share. The Company may, in its sole discretion, increase the size of the offering up to an additional $750,000. There is no minimum amount that must be raised prior to closing. The terms of the Offering, as amended, provide that the Offering will terminate on the earlier of the sale of the maximum offering amount or February 28, 2014, unless extended by the Company for an additional three (3) thirty (30) day periods. On February 28, 2014, the Company exercised the first thirty day extension. The Offering is being made pursuant to Rule 506(c) of Regulation D of the Securities Act of 1933, as amended and the JOBS Act.

From December 20, 2013 through March 10, 2014, the Company closed on an aggregate amount of $815,000 from 28 accredited investors. As of the date of this Report, the Company has raised an aggregate of $815,000 and will issue an aggregate of 652,000 shares of Common Stock and 652,000 Warrants in connection with such closings.

No placement agent fees were paid in connection with such closings.

On February 4, 2014, I-Bankers Securities, Inc. (“I-Bankers”) agreed to act as exclusive placement agent for the Company in connection with the Offering.

The Company paid I-Bankers a retainer of $10,000. Upon a closing of the Offering where I-Bankers introduced investors in the Offering, the Company will pay I-Bankers a cash fee equal to ten (10%) percent of the gross proceeds received from the sale of the Company’s securities by I-Bankers (the “Cash Fee”). Additionally, Company will issue to I-Bankers a warrant to purchase a number of the Company’s securities (the same securities sold in the Offering) equal to 10% of the number of securities sold in the Offering by I-Bankers. This warrant will be exercisable for a period of four (4) years at an exercise price equal to $2.50 per share (the “Placement Agent Warrants”, together with the Cash Fee, collectively, the “Fees”). The Company also agreed to pay I-Bankers’ legal fees up to $25,000 in connection with the Offering.

The Parties agreed that up to $1,500,000 of the Offering will be syndicated or sold by the Company. I-Bankers will not receive any compensation or Fees in connection with any securities sold to any investors introduced by the syndicate and/or sold by the Company in this Offering.

Further, for a period of 18 months after the engagement of I-Bankers terminates, the Company agreed to pay I-Bankers the Fees in connection with any securities sold to investors introduced to the Company by I-Bankers prior to the termination of engagement and which such investors were identified and approved by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GRILLED CHEESE TRUCK, INC.

By:	/s/ Peter Goldstein
Peter Goldstein

Date: March 14, 2014